GSE SYSTEMS, INC.

                              9189 Red Branch Road
                            Columbia, Maryland 21045
                                 (410) 772-3500


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of
GSE SYSTEMS, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") will be held on May 27, 1999, at 10:30 a.m., Eastern time, at the Baltimore Marriott Inner Harbor Hotel, 110 S. Eutaw Street, Baltimore, Maryland, 21201 for the following purposes:

(1) To elect two directors, each for a term of three years or until his successor has been elected and qualified, and to elect one other director, for the remainder of his respective term or until his successor has been elected and qualified;

(2)  To approve an amendment to the Company's 1995 Long-Term Incentive Plan;

(3) To ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent auditors; and

(4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 7, 1999 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

     The Board of Directors hopes that you will be able to attend the Annual Meeting. Whether or not you are able to be present in person at the meeting, we urge you to execute the enclosed proxy card and return it at your earliest convenience in the enclosed envelope. In the event that you attend the meeting, you may revoke the proxy and vote in person if you desire. You are urged to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting. In addition, in order to facilitate our planning for the meeting, we would appreciate your indicating on the enclosed proxy card whether or not you plan to attend the meeting.

                                              By Order of the Board of Directors


                                              Benjamin Rosenbaum III
                                              Corporate Secretary
Columbia, Maryland
April 30, 1999

                                GSE SYSTEMS, INC.

                              9189 Red Branch Road
                            Columbia, Maryland 21045
                                 (410) 772-3500



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors (the "Board") of GSE Systems, Inc. (the "Company"), the principal executive offices of which are located at 9189 Red Branch Road, Columbia, Maryland 21045, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern time, on Thursday, May 27, 1999 (the "Annual Meeting"), or at any adjournments or postponements thereof. The Annual Meeting will be held at the Baltimore Marriott Inner Harbor Hotel, 110 S. Eutaw Street, Baltimore, Maryland, 21201 for the following purposes:

(1) To elect two directors, each for a term of three years or until his successor has been elected and qualified, and to elect one other director, for the remainder of his respective term or until his successor has been elected and qualified;

(2)  To approve an amendment to the Company's 1995 Long-Term Incentive Plan;

(3) To ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent auditors; and

(4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     This proxy statement and the accompanying form of proxy and the Company's 1998 Annual Report to Stockholders are first being released for mailing to stockholders on or about May 6, 1999.

     We urge you to date, sign and mail your proxy promptly to make certain that your shares will be voted at the Annual Meeting. Proxies in the enclosed form that are received in time for the Annual Meeting will be voted at the meeting in accordance with the instructions, if any, indicated on the proxy card. If no instruction is given, the proxy will be voted in favor of the nominees for election as directors specified under "Election of Directors; and in favor of approving an amendment to the Company's 1995 Long-Term Incentive Plan; and in favor of ratification of the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1999. If any other matters properly come before the Annual Meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment. Any proxy may be revoked at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to the Corporate Secretary of the Company prior to the meeting, or by the vote of the stockholder in person at the meeting. The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Voting Securities

     Only stockholders of record at the close of business on April 7, 1999 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. On April 7, 1999, there were 5,065,688 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting.

     The presence in person or by proxy at the Annual Meeting of the holders of at least a majority of the total number of outstanding shares of Common Stock will constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors.

     Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

     For purposes of the election of directors, a withheld vote will not affect the plurality vote required for the election of directors. All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters.

     Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received voting instructions from beneficial owners. Such broker non-votes (arising from a lack of instructions from beneficial owners), although present for quorum purposes, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock, as of April 7, 1999, by: (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In preparing the following table, the Company has relied on the information contained in the Statements on Schedule 13G filed by ManTech International Corporation ("ManTech"), GP Strategies Corporation ("GP Strategies") and Benson & Associates LLC. Certain of the shares reported in the following table may be deemed to be beneficially owned by more than one person and therefore may be included in more than one table entry.


                                                                              Number of               Percent of
                                                                             Common Stock            Outstanding
                                                                             Shares Bene-               Common
Name of Beneficial Owner                                                    ficially Owned               Stock
------------------------                                                    --------------               -----
Certain Beneficial Owners

GP Strategies Corporation 1........................................              1,318,200                25.2%
  9 West 57th Street
  New York, NY  10019
ManTech International Corporation 2................................              1,104,182                21.1%
  12015 Lee Jackson Highway
  Fairfax, VA  22033
SGLG, Inc..........................................................                875,000                17.3%
  9 West 57th Street
  New York, NY  10019
Benson Associates, LLC 3...........................................                342,403                 6.8%
   111 S. W. Fifth Avenue, Suite 2130
   Portland, Oregon  97204
Eugene D. Loveridge................................................                                        5.5%
                                                                                   279,453
Daniel E. Masterson................................................                                        5.5%
                                                                                   279,453
Directors and Executive Officers 4

Jerome I. Feldman 5................................................              1,318,200                25.2%
Scott N. Greenberg 6...............................................              1,303,600                25.0%
John A. Moore, Jr.7................................................              1,033,332                19.8%
George J. Pedersen 8...............................................              1,018,675                19.5%
Sylvan Schefler 9..................................................                 28,229            *
Christopher M. Carnavos 10.........................................                 12,000            *
Chin-Our Jerry Jen 11..............................................                 13,800            *
Brian K. Southern 12...............................................                 10,000            *
Sheldon L. Glashow 13 .............................................                  4,229            *
Directors and Executive Officers as a group (9 persons) 14.........              2,490,640                45.6%

----------------------------------------

* Less than 1%.

1 Includes  14,600 shares  subject to option owned  directly by Mr. Feldman (see
Note 5 below), 875,000 shares owned by SGLG, Inc. ("SGLG"), 250,000 shares owned by General Physics Corporation ("GPC") and 28,600 shares owned by GP Strategies. Also includes 150,000 shares issuable upon the exercise of warrants which are exercisable within sixty (60) days of April 7, 1999. GP Strategies, a company in which Mr. Feldman has a controlling interest, owns GPC as well as a controlling interest in SGLG. GP Strategies disclaims beneficial ownership of all shares, including those subject to option, owned directly by Mr. Feldman.

2 Includes 70,850 shares and shares subject to option owned directly by Mr. Pedersen (see Note 8 below), 85,507 shares and shares subject to option owned directly by John A. Moore, Jr. (see Note 7 below), and 797,825 shares owned by ManTech. Also includes 150,000 shares issuable upon the exercise of warrants which are exercisable within sixty (60) days of April 7, 1999. ManTech disclaims beneficial ownership of all shares owned directly by Messrs. Pedersen and Moore.

3 Persons other than Benson Associates, LLC have the right to receive dividends from, or the proceeds of, the sale of such common stock. No such right to receive proceeds or dividends relates to more than 5 percent of the class.

4 The address of all Directors and Executive Officers is in care of GSE Systems, Inc., 9189 Red Branch Road, Columbia, MD 21045.

5 Includes 28,600 shares owned by GP Strategies, 875,000 shares owned by SGLG and 250,000 shares owned by GPC, and 150,000 warrants which are exercisable within sixty (60) days of April 7, 1999 owned by GP Strategies (see Note 1 above). Mr. Feldman disclaims beneficial ownership of all the shares owned by GP Strategies, SGLG and GPC. Also includes 14,600 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 7, 1999.

6 Includes 28,600 shares owned by GP Strategies, 875,000 shares owned by SGLG and 250,000 shares owned by GPC, and 150,000 warrants which are exercisable within sixty (60) days of April 7, 1999 owned by GP Strategies (see Note 1 above). Mr. Greenberg is Chief Financial Officer and a director of GP Strategies and disclaims beneficial ownership of all the shares owned by GP Strategies, SGLG and GPC.

7 Includes 83,925 shares owned directly by Mr. Moore and 797,825 shares owned by ManTech, and 150,000 warrants which are exercisable within sixty (60) days of April 7, 1999 owned by ManTech (see Note 2 above). Mr. Moore is a stockholder of ManTech and serves as its Chief Financial Officer. Mr. Moore disclaims beneficial ownership of the shares owned by ManTech. Also includes 1,582 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 7, 1999.

8 Includes 56,250 shares owned directly by Mr. Pedersen and 797,825 shares owned by ManTech, and 150,000 warrants which are exercisable within sixty (60) days of April 7, 1999 owned by ManTech (see Note 2 above). Mr. Pedersen is a controlling stockholder of ManTech and serves as its Chairman, President and Chief Executive Officer. Mr. Pedersen disclaims beneficial ownership of the shares owned by ManTech. Also includes 14,600 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 7, 1999.

9 Includes 24,000 warrants which were awarded to Mr. Schefler through his previous affiliation with Prime Charter Ltd. and 4,229 shares issuable upon the exercise of options, both of which are exercisable within sixty (60) days of April 7, 1999.

10 Consists of 12,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 7, 1999.

11 Includes 10,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 7, 1999.

12 Includes 8,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 7, 1999.

13 Consists of 4,229 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 7, 1999.

14 Includes 393,240 shares issuable upon the exercise of options and warrants which are exercisable within sixty (60) days of April 7, 1999.


                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors constituting the Board shall be as determined from time to time by the Board. The Board has acted to fix the number of directors at seven.

     Pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, the Board is divided into three classes, as nearly equal in number as reasonably possible, with terms expiring at the Annual Meeting ("Class I"), the Annual Meeting of Stockholders in 2000 ("Class II") and the Annual Meeting of Stockholders in 2001 ("Class III"), respectively.

     At the Annual Meeting, two directors are to be elected as Class I directors, each for a term of three years, or until his successor has been elected and qualified. The Board has nominated for election as Class I directors Christopher M. Carnavos and Sheldon L. Glashow, both of whom currently serve on the Board as Class I directors. Further, the Board has directed Scott N. Greenberg, currently a Class II director, to stand for election to serve for the remainder of his respective three-year term, or until his successor has been elected and qualified. Messrs. Carnavos, Glashow, and Greenberg are hereinafter collectively referred to as the "Director Nominees."

     The proxies solicited hereby, unless directed to the contrary therein, will be voted for election of the Director Nominees. All of the Director Nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any of the Director Nominees will not be a candidate or will be unable to serve, but if either occurs it is intended that the shares represented by proxies will be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

     The following sets forth certain biographical information, present occupation and business experience for the past five years for each of the Director Nominees as well as for each of the Class II and Class III incumbent directors.

Director Nominees for Class I:  Nominees whose term will expire in 1999

     Christopher M. Carnavos, age 48. Mr. Carnavos has served as a Director of the Company since November 1997. Mr. Carnavos joined the Company as Senior Vice President - Process Industries in January 1997, was promoted to Senior Executive Vice President in September 1997 and was further promoted to President in January 1998. Prior to joining the Company, Mr. Carnavos served as Vice President and General Manager of Process Automation Systems for Johnson Yokogawa Corporation, a supplier of distributed control systems, from 1993 through 1996. From 1990 to 1993, he held various senior management positions with the instrumentation and controls businesses of Asea Brown Boveri, a leading global supplier of industrial automation equipment and engineering services. Mr. Carnavos is a member of the Instrumentation Society of America and the American Institute of Chemical Engineering.

     Sheldon L. Glashow, Ph.D., age 66. Dr. Glashow has served as a Director of the Company since 1995. Dr. Glashow is the Higgins Professor of Physics at Harvard University and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow has been a Director of General Physics Corporation, an industrial and government training and services company, since 1987; a Director from 1985 to 1995 of GTS Duratek, Inc., an environmental technology and consulting company; and a Director of Interferon Sciences, Inc., a pharmaceuticals company, since 1991. Dr. Glashow currently serves as a Director of GP Strategies Corporation.

Director Nominee for Class II: Incumbent standing for election for remainder of term to expire in 2000

     Scott N. Greenberg, age 42. Mr. Greenberg has served as a Director of the Company since March 1999 and had previously served as a Director of the Company from 1994 to 1995. Mr. Greenberg has served on the Board of Directors of GP Strategies since 1987. Mr. Greenberg serves as Executive Vice President for GP Strategies and has served as its Chief Financial Officer since 1989. Mr.
Greenberg has also served as Vice President and a Director of SGLG, Inc., the successor to GPS, an industrial and government training and consulting company, since 1991. Mr. Greenberg has also served as a Director since 1987 of GPC. From 1991 to January 1995, Mr. Greenberg was a Director of GTS Duratek, Inc.

Class II Directors:  Incumbents whose terms will expire in 2000

     John A. Moore, Jr., age 46. Mr. Moore has served as a Director of the Company since November 1997. Mr. Moore is an Executive Vice President and Chief Financial Officer of ManTech and is responsible for ManTech's accounting operations, proposal pricing strategies, financial forecasting, budget preparation, banking relationships, and corporate insurance. Mr. Moore also serves as a Director and in an executive capacity for a number of ManTech subsidiaries. Prior to joining ManTech in 1982, he was supervisory auditor for the Defense Contract Audit Agency. He holds a Bachelors degree in Accounting from La Salle University and an MBA from the University of Maryland.

     Sylvan Schefler, age 61. Mr. Schefler has served as a Director of the Company since 1995. Mr. Schefler has been Chairman of Crystal Asset Management Group Ltd., a merchant banking firm, since 1990. Mr. Schefler has been Chairman of Maxima Group, LLC, a merchant banking firm, since September 1997. From 1994 to May 1997, Mr. Schefler was Vice Chairman of Prime Charter Ltd., an investment banking firm and the underwriter of the Company's initial public offering. Mr. Schefler was associated with the investment firm of Drexel Burnham for over 30 years, during which time he served as a member of both the Executive Committee and Board of Directors of the Company. He has also been a Director of Styling Technology Corporation, a professional salon products business, since 1996.


Class III Directors:  Incumbents whose terms will expire in 2001

     Jerome I. Feldman, age 70. Mr. Feldman has served as a Director of the Company since 1994, and as Chairman of the Board since April 1997. Mr. Feldman cofounded GP Strategies in 1959 and has served as its President and Chief Executive Officer since its founding. Mr. Feldman is also President, Chief
Executive Officer and Chairman of the Executive Committee of the Board of Directors of General Physics Corporation. Mr. Feldman has served as a Director of Interferon Sciences, Inc. since 1981 and was Chairman of its Executive Committee from 1981 to 1996. From 1981 to 1996, he was a Director of GTS Duratek, Inc. and served as the Chairman of its Board from 1985 to 1995. Mr. Feldman is Chairman of the New England Colleges Fund and Trustee of the Northern Westchester Hospital.

     George J. Pedersen, age 63. Mr. Pedersen has served as a Director of the Company since 1994 and as Chairman of its Executive Committee since April 1997. Mr. Pedersen cofounded ManTech in 1968 beginning as Vice President and Secretary/Treasurer. He has served as its Secretary since 1968 and was elected Chairman of its Board of Directors in 1979. In 1995, Mr. Pedersen was elected to the additional positions of President and Chief Executive Officer of ManTech. Mr. Pedersen has served as President and/or Chairman of the Board of a number of ManTech subsidiaries. Mr. Pedersen serves as a Director, Vice President and a member of the Executive Committee of the Professional Services Council; a Trustee and a member of the Executive Committee of the National Security Industrial Association; a Trustee of the Naval Undersea Museum Foundation; and as a Director of the Ivymount School. Mr. Pedersen currently serves as Chairman of the Board of MARE, Inc.

The Board of Directors and Board Committees

     The Board met five (5) times in 1998. Each of the Directors attended at least 75% of the total of such Board meetings and the meetings of committees of the Board on which the director served. Martin Pollak, a Director of the Company during 1998, resigned as a Director in March 1999. The vacancy created by Mr. Pollak's resignation was filled by the Board's appointment of Mr. Greenberg as a Class II director.

     The Board has established the following committees, the function and current members of which are noted below:

     Executive Committee. The Executive Committee consists of George J. Pedersen (Chairman), Jerome I. Feldman and Christopher M. Carnavos. The Executive Committee has the authority to exercise all powers of the Board, except for actions that must be taken by the full Board under the Delaware General Corporation Law. The Executive Committee met one (1) time during 1998.

     Audit Committee. The Audit Committee consists of Sheldon L. Glashow and Sylvan Schefler. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee did not meet during 1998.

     Nominating Committee. The Nominating Committee consists of Jerome I. Feldman and George J. Pedersen. The Nominating Committee selects and recommends nominees for election as directors to the Board. The Nominating Committee did not meet during 1998.

     The Nominating Committee will consider recommendations by stockholders for nominees for election as directors. Nominations of individuals for election to the Board must be made in accordance with the procedures set forth in the Company's Bylaws. In general, such procedures require stockholders to provide a written notice (a "Nomination Notice") which sets forth, as to each individual nominated, information regarding the nominee's background and business experience (including other directorships held) and the nominee's involvement in certain legal proceedings. With respect to the stockholder submitting the Nomination Notice and any person acting in concert with such stockholder, information must be furnished regarding such person's name and business address, the names and addresses of such persons as they appear on the Company's books and the class and number of shares of Company stock beneficially owned by such persons. A written consent to be named in a proxy statement as a nominee and to serve as a director if elected, signed by the nominee, also is required to accompany any Nomination Notice. Nomination Notices are required to be delivered to the Corporate Secretary of the Company not less than 60 and not more than 90 days prior to the date of the Annual Meeting to be held in 2000.

     Compensation Committee. The Compensation Committee consists of Jerome I. Feldman, George J. Pedersen and Christopher M. Carnavos. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for administering and granting awards under the Company's Long-Term Incentive Plan (the "Plan"). The Compensation Committee met five (5) times during 1998. See "Report of the Compensation Committee", below.

     Year 2000 Committee. The Year 2000 Committee consists of John A. Moore, Jr., and Sylvan Schefler. The Year 2000 Committee is responsible for oversight of management's implementation of the Company's Year 2000 Readiness program. The Year 2000 Committee was created during 1998.

Compensation of Directors

     The Board pays its members who are not employees of the Company (the "Non-Management Directors") an annual fee of $5,000 for their service and $1,500 for each Board or Committee meeting attended.

     Each person who becomes a Non-Management Director will receive an initial grant of options under the Plan to purchase 1,500 shares of Common Stock having an exercise price per share equal to the fair market value of a share of Common Stock on the date such person first becomes a Non-Management Director. In addition, under the Plan, each Non-Management Director serving as a director on December 31 of each calendar year (commencing in 1995) automatically receives options to purchase 1,500 shares of Common Stock (or if such director has served for less than a full year, a prorated portion thereof) with an exercise price per share equal to the fair market value of a share of Common Stock on such date. All options granted under the Plan to Non-Management Directors become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant, subject to acceleration under certain circumstances such as a change of control. As of December 31, 1998, Messrs. Glashow, Schefler, Feldman, Pedersen, Pollak and Moore served as Non-Management Directors.

     In February 1997, Messrs. Feldman, Pedersen and Pollak each received options under the Plan to purchase 1,500 shares of Common Stock with an exercise price of $9.25 per share upon being classified as Non-Management Directors. Upon becoming a Non-Management Director in November 1997, Mr. Moore received an option under the Plan to purchase 1,500 shares of Common Stock at an exercise price of $6.25 per share. Each person who was a Non-Management Director as of December 1, 1997 participated in a surrender/replacement of stock options, pursuant to which previously granted options to purchase a total of 16,887 shares of Common Stock at various prices were surrendered by Non-Management Directors and replaced with options to purchase 16,887 shares of Common Stock at $3.875 per share. In May 1998, the Company and the Board of Directors unanimously approved the immediate vesting of all such replacement options for Non-Management Directors. On December 31, 1998, Messrs. Glashow, Schefler, Feldman, Moore, Pedersen and Pollak each received options under the Plan to purchase 1,500 shares of Common Stock with an exercise price of $2.50 per share.

     In April 1998, the Company awarded Messrs. Feldman and Pedersen options to acquire 12,500 shares of Common Stock each at an exercise price of $2.75 per share.

     Additionally, since May 1997, each of Messrs. Feldman and Pedersen has been compensated $5,000 per month for his services as Chairman of the Board and Chairman of the Executive Committee, respectively.


                       PRINCIPAL EXECUTIVE OFFICERS OF THE
                       COMPANY WHO ARE NOT ALSO DIRECTORS

     Executive officers of the Company are elected annually by the Board. Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company. See "Election of Directors" for similar information regarding Mr. Carnavos, who is an executive officer and a director of the Company.

     Chin-Our Jerry Jen, age 50. Mr. Jen has been a Senior Vice President of the Company since May 1997 and is responsible for the operations of the Company's GSE Power Systems, Inc. subsidiary ("Power Systems"). Prior to this, he served as Vice President of Projects and held various other senior management positions in engineering and project management with the Company. From 1990 through 1994 Mr. Jen was the Director of Engineering of GPI, which became a subsidiary of the Company in 1994. Previously, Mr. Jen held various technical and management positions with Power Systems. Mr. Jen has been employed in the power plant simulation field since 1980.

     Brian K. Southern, age 35. Mr. Southern joined the Company as Senior Vice President of Marketing and Business Development in March 1998. In October 1998, Mr. Southern assumed operational responsibilities for the Company's GSE Process Solutions, Inc. subsidiary. Prior to joining the Company, Mr. Southern served as Vice President of Entek IRD International, an equipment asset management firm, from 1996 to March 1998. From 1989 to 1996, he held various management positions in sales and marketing for Elsag Bailey Process Automation and Johnson Yokogawa Corporation, suppliers of distributed control systems. Mr. Southern is a member of the Instrumentation Society of America, the International District Energy Association, the Association for Services Management International and the International Society of Pharmaceutical Engineering.

     Jeffery G. Hough, age 44. Mr. Hough joined the Company in January 1999 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Hough was the Chief Financial Officer and Treasurer of Yokogawa Industrial Automation America, Inc., a supplier of process control equipment, from 1995 through 1998. From 1982 through 1995, he held various financial management positions with two other suppliers of process control equipment, ABB Process Automation and Leeds & Northrop. Mr. Hough was an auditor for Price Waterhouse from 1977 to 1982.

     Benjamin Rosenbaum III, age 60. Mr. Rosenbaum joined the Company in April 1999 as Senior Vice President and General Counsel. Prior to joining the Company, Mr. Rosenbaum served as Senior Vice President, General Counsel and Secretary of a health care company in Reston, Virginia from 1993 through 1998. From 1966 through 1993, Mr. Rosenbaum engaged in the private practice of law, and was a partner in the law firm of Carey, Rosenbaum, Niemi and Skaggs in Louisville, Kentucky. Mr. Rosenbaum is admitted to practice in the Commonwealth of Kentucky, where he was a member of the State Bar Committee on Ethics and Professional Responsibility, the Commonwealth of Virginia, and the District of Columbia. He is also a member of the Corporate and Banking section of the American Bar Association, and of the National Association of Corporate Counsel, and the American Society of Corporate Secretaries.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth information as to the compensation paid by the Company for services rendered by the Company's principal executive officer and the four other most highly compensated executive officers of the Company for the fiscal years ended December 31, 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                              Annual                 Long-Term
                                                           Compensation             Compensation
                                                                                       Awards

                                                                                     Securities
                                                                                     Underlying        All Other
      Name and Principal Position          Year       Salary           Bonus         Options (#)     Compensation
Christopher M. Carnavos                    1998       206,923         25,000           40,000              28,978(1)
    President                              1997       173,934         30,000           30,000              63,646
                                           1996         -0-             -0-              -0-                -0-

Robert W. Stroup(2)                        1998        87,381         70,000             -0-                  823(3)
   former Executive Vice                   1997       159,994           -0-            30,000               4,077
   President, Secretary and                1996       159,994           -0-              -0-                3,988
   Treasurer

Rolf M. G. Falkenberg(4)                   1998       133,267           -0-              -0-                5,828(5)
   former President                        1997       209,997           -0-              -0-               42,771
                                           1996       209,997           -0-              -0-                4,869

Brian K. Southern                          1998       118,042         15,000           30,000              35,030(6)
   Sr. Vice President                      1997         -0-             -0-              -0-                -0-
                                           1996         -0-             -0-              -0-                -0-

Chin-Our Jerry Jen                         1998       120,202           -0-            10,000               2,997(7)
   Sr. Vice President                      1997       100,006           -0-            25,000               2,097
                                           1996       97,947          5,000             -0-                 2,058

---------------------------------

1 Consists of $2,985 for Company retirement plan matching and $1,566 for executive group term life insurance premiums, and $24,427 for relocation expenses.

2  Mr. Stroup  resigned his employment with the Company as of June 30, 1998.

3 Consists of $738 for Company retirement plan matching and $85 for executive group term life insurance premiums.

4 Mr. Falkenberg resigned as President of the Company as of January 29, 1998, and resigned his employment with the Company as of July 31, 1998.

5 Consists of $2,665 for Company retirement plan matching and $1,163 for executive group term life insurance premiums, and $2,000 for tax preparation.

6 Consists of $2,399 for Company retirement plan matching and $83 for executive group term life insurance premiums and $32,548 for relocation expenses.

7 Consists of $2,081 for Company retirement plan matching and $916 for executive group term life insurance premiums.

Stock Options

     The following table provides information on stock options granted to the named executive officers during 1998. Only nonstatutory stock options were granted under the Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                           Percent of                               Potential Realizable Value at
                                         Total Options                           Assumed Annual Rates of Stock Price
                              Number of    Granted to                               Appreciation for Option Term 3
                             Securities   Employees in
                             Underlying  Fiscal Year2   Exercise or
                               Options                   Base Price   Expiration     0% ($)    5% ($)      10% ($)
Names                       Granted (#)1                  ($/sh)        Date
Christopher M. Carnavos        10,000         5.98%        3.125       08/06/08       -0-      15,722       39,844
                               30,000        17.94%        2.750       11/20/05       -0-      47,167      119,531

Robert W. Stroup                 -0-          -0-            -            -            -         -            -

Rolf M. G. Falkenberg            -0-          -0-            -            -            -         -            -

Brian K. Southern              20,000        11.96%        2.375       02/17/08       -0-      31,445       79,687
                               10,000         5.99%        2.750       11/20/05       -0-      15,722       39,844

Chin-Our Jerry Jen             10,000         5.99%        2.750       11/20/05       -0-      15,722       39,844

------------------------

1 The options become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of second and third anniversaries of the date of grant, subject to acceleration under certain circumstances.

2 In addition to the option grants to the executive officers reported in the table, options with an average exercise price of $2.89 covering a total of 87,200 shares of Common Stock were granted to 38 other employees during 1998.

3 No gain to optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A 0% increase in stock price will result in $0 gain for the optionees. The potential realizable amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5% and 10% appreciation rates set by the SEC, compounded annually, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.


Options Exercises and Holdings

     The following table summarizes the value of all outstanding options for the executive officers named in the Summary Compensation Table as of December 31, 1998.

                          FISCAL YEAR-END OPTION VALUES

                                                    Number of
                                              Securities Underlying               Value of Unexercised
                                                   Unexercised                        In-the-Money
                                                   Options at                          Options at
                                               December 31, 1998                   December 31, 1998
Name                                        Exercisable/Unexercisable           Exercisable/Unexercisable
Christopher M. Carnavos                          12,000/58,000                            0/0
Robert W. Stroup                                 12,000/0                                 0/0
Rolf M.G. Falkenberg                                40,000/0                              0/0
Brian K. Southern                                   0/30,000                            0/2,500
Chin-Our Jerry Jen                               10,000/25,000                            0/0


Report of the Compensation Committee

     This report addresses the compensation of the Company's executive officers for the last fiscal year and the Company's general compensation philosophy. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for granting awards under and administering the Company's Long-Term Incentive Plan. The Compensation Committee consists of Jerome I. Feldman, George J. Pedersen and Christopher M. Carnavos.

     Compensation Philosophy

     The compensation program for the executive officers of the Company and its subsidiaries is developed and administered by the Board and its Compensation Committee. General overall compensation policies regarding other officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by management. The key goals of the Company's compensation program are to attract, retain and reward the most capable executives and other employees who can contribute (both short and long-term) to the success of the Company and to align compensation with the attainment of the business objectives of the Company.

     Compensation of Principal Executive Officer

     Mr. Carnavos serves as the principal executive officer within the Company and in this role has directed and overseen the return of the Company to operating profitability, including revenue growth of 14% for both the Process and Power core units combined. Promoted to President in January 1998, Mr. Carnavos initiated and directed the restructure and divestiture of Erudite at a better than expected price. In recognition of this accomplishment he received a $25,000 bonus in May 1998. Recognizing all of his accomplishments and his promotion to President, the Board approved in July 1998 a $15,000 (7%) raise for Mr. Carnavos.

     Implementation Guidelines

     To implement the compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary,
(ii) incentive bonus awards, and (iii) long-term incentive awards. The factors and criteria to be considered with respect to each of these components are set forth below.

     Base Salary. The range of the base salary for an executive or other employee position will be established primarily based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The level of base salary within the range of competitive salaries will be determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills. Such determination will be made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all other officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

     Base salaries will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives. Annual or other base salary adjustments will be based on individual performance as well as other market factors.

     Incentive Bonus Awards. The incentive bonus award is intended to focus the efforts of the executives and other employees on the attainment of performance objectives as recommended by the Compensation Committee and approved by the Board. The Board, with the advice and recommendation of the Compensation Committee, will establish overall performance goals for the Company. If such performance goals are achieved, it is expected that a pool of bonus funds will be available for incentive bonus awards. The size of the pool will generally depend on the success in meeting such objectives.

     The Compensation Committee will administer incentive awards for the Company's executive officers. The Compensation Committee will review and assess the extent to which the overall Company performance goals have been met during the year, determine the pool of bonus funds available for incentive bonus awards and make such awards to the Company's executive officers. Management of the Company will be responsible for awarding the remaining bonus funds to other officers and employees of the Company, taking into account the general compensation philosophy of the Company and the performance goals established by the Board.

     For more information regarding the bonuses awarded in 1996, 1997 and 1998 to the Company's principal executive officers and the four other most highly compensated executive officers of the Company, see "Executive Compensation -- Summary of Cash and Certain Other Compensation".

     Long-Term Incentive Award. The third element of the Company's compensation program will be provided through the Company's Long-Term Incentive Plan (the "Plan"), which is also designed to align the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance which will increase the value of the Company for its stockholders.

     Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and may grant nonstatutory stock options to purchase shares of Common Stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee will have absolute discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.

     Total direct compensation to the Company's executive officers (base salary, incentive bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary to attract or retain unusually qualified executives.

     The Board, with the advice of the Compensation Committee, will reexamine the Company's compensation philosophy and objectives periodically and determine if changes should be considered.

                                                          Compensation Committee


                                                    George J. Pedersen, Chairman
                                                               Jerome I. Feldman
                                                         Christopher M. Carnavos




Performance Graph



The following graph sets forth a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the American Stock Exchange - US & Foreign Index and a group of peer issuers selected on a line-of-business basis, consisting of Aspen Technology, Inc., GenSym Corporation, Tava Technologies, Inc. and Moore Products Co. for the period from July 27, 1995 through December 31, 1998. GenSym Corporation and Tava Technologies, Inc. were selected, on a line-of-business basis, to replace Liberty Technologies, Inc., and Wonderware Corporation which are no longer publicly traded issuers. The graph was prepared for the Company by Media General Financial Services. The stock price performance shown on the graph below is not necessarily indicative of future performance.

                   [*The graphic material has been omitted.]

                     ASSUMES $1OO INVESTED ON JULY 27, 1995
                          ASSUMES DIVIDEND REINVESTED
                           FISCAL YEAR ENDING DEC. 31

                    07/27/95           12/31/95           12/31/96           12/31/97           12/31/98
GSE Systems          $100.00           $ 86.82            $  57.36           $  18.60           $  15.50
Peer Group            100.00            123.63              269.71             239.00             116.63
AMEX Market           100.00            102.74              127.67             156.17             220.26
Index


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company is comprised of Mr. Pedersen, who is the Chairman of the Compensation Committee, and is President, Chairman of the Board and Chief Executive Officer of ManTech; Mr. Feldman, who is Chairman of the Board of the Company's Board of Directors and is President and Chief Executive Officer of GP Strategies; and Mr. Carnavos, who is President of the Company.

     The Company's performance on certain customer contracts is secured by performance guarantees and furnished by its subsidiaries' respective former parent organizations amounting to $258,000 as of December 31, 1998. The Company has agreed to indemnify those parties for any payments required under such guarantees.

     One of the Company's subsidiaries subleased office space to ManTech at market price based on square footage used. For 1998, such charges amounted to $29,828. The sublease arrangement expired during 1998.

     In 1997, a subsidiary of the Company entered into certain agreements regarding the formation of a joint venture with a company organized in the People's Republic of China. In connection with the initial capitalization of this joint venture, each of ManTech and GP Strategies made advances of $126,000 on behalf of the Company. These advances were made in exchange for future considerations, including the option for direct investment in the joint venture by ManTech and/or GP Strategies subject to necessary approvals and consents in the People's Republic of China. In 1998, the Company determined that it was advisable to discontinue its participation in this joint venture partner and with ManTech whereby the joint venture was converted into a wholly-owned foreign entity, the entire equity of which was then transferred to ManTech. In connection with this equity transfer, ManTech assumed the outstanding contractual obligations of the entity and certain other responsibilities. The cash consideration from ManTech to the Company for the equity transfer was nominal.

     The Company has received a commitment letter from a financial institution for a new credit facility with a maturity date of March 31, 2000, which the Company expects to finalize by mid-May 1999. The terms and conditions of the new facility, which would provide for a $6 million Power Systems line and a $3 million Process Solutions line, are substantially the same as the existing facility, including the requirement for the EXIM guarantee and the guarantees described below.

     In connection with the existing lines of credit and the new facility, the Company has arranged for certain guarantees to be provided on its behalf to the bank by GP Strategies and ManTech. In consideration for the above-mentioned guaranties, the Company has granted each of ManTech and GP Strategies warrants to purchase shares of the Company's Common Stock; each of such warrants provides the right to purchase at least 150,000 shares of the Company's Common Stock at $2.375 per share. The Company has recognized $300,000 as the estimated fair value of such warrants in the consolidated financial statements. During 1998, the Company recognized $180,000 of expense related to these warrants. The Company will expense the remainder of the fair value over the term of the guarantees. The fair value of the warrants was determined using the Black - Scholes valuation model. Assumptions used in the calculation were as follows: dividend yield of 0%, expected volatility of 61%, risk-free interest rates of 5.6% and expected terms of 2.5 years.

     Although the Company intends to replace its expiring credit facilities, as described above, there can be no assurance that such financing will be completed. In the event that the Company is unsuccessful in extending or obtaining new lines of credit, GP Strategies and ManTech each have agreed to provide working capital support of up to $1.8 million ($3.6 million in the aggregate) to the Company.

   PROPOSAL 2: AMENDMENT AND RESTATEMENT OF THE 1995 LONG TERM INCENTIVE PLAN

     The Board proposes that the stockholders of the Company approve an amendment and restatement of the GSE Systems, Inc. 1995 Long-Term Incentive Plan (As Amended and Restated Effective November 20, 1998) (the "Prior Plan"). The Board approved the amendment and restatement of the Prior Plan, effective April 5, 1999, subject to the approval of the stockholders within 12 months of such effective date (the "Plan"). The Plan will not adversely affect the rights or obligations under any award granted under the Prior Plan of any grantee or holder of such award without that person's approval.

     The following is a fair and complete summary of the Plan; it is qualified in its entirety by reference to the full text of the Plan, which appears as Exhibit A to this Proxy Statement.

General

     Purpose: The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing key people with incentives to improve stockholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     Shares Available under the Plan: The number of shares of Common Stock that may be issued with respect to awards granted under the Plan and the Prior Plan shall not exceed an aggregate of 1,175,000 shares of Common Stock. The Prior Plan provided that the maximum number of shares of Common Stock that may be issued thereunder was 625,000.

     Under the Plan, the maximum number of shares of Common Stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual shall be limited to 400,000. The Prior Plan provided that the maximum number of shares of Common Stock with respect to which an employee may receive awards was 100,000.

     The above limits under the Plan are subject to adjustment to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, granted under the Plan or the Prior Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares shall thereafter be available for further awards under the Plan. As of April 5, 1999, the fair market value of a share of the Company's Common Stock, determined by the last reported sale price per share of Common Stock on such date as quoted on the American Stock Exchange, was $4.125.

     Administration: The Plan will be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator"). The Prior Plan required that the administration thereof be performed by a committee of non-employee directors. The Plan neither requires nor prohibits compliance with those standards.

     The Administrator shall have full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which awards shall be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

     In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan and to the number, kind and price of shares covered by outstanding awards, and shall, in its discretion and without the consent of holders of awards, make any other adjustments in outstanding awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

     Without the consent of holders of awards, the Administrator, in its sole discretion, may make any modifications to any awards, including but not limited to cancellation, forfeiture, surrender or other termination of the awards in whole or in part regardless of the vested status of the award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

     Without the consent of holders of awards, the Administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     Participation: Participation in the Plan will be open to all employees, officers, directors and consultants of the Company or any of its affiliates, as may be selected by the Administrator from time to time. As of March 31, 1999, two non-employee directors, and approximately 380 employees and consultants would be eligible to participate in the Plan. The Prior Plan provided that options, stock appreciation rights and restricted and incentive stock awards thereunder could be granted or awarded only to employees, provided that directors of the Company who were not employees could receive nonstatutory stock options in accordance with the Independent Director Program as provided in the Prior Plan. See "Type of Awards - Elimination of Independent Director Program."

Type of Awards

     The Plan would allow stock options, stock appreciation rights, stock awards, phantom stock awards and performance awards to be granted. These awards may be granted separately or in tandem with other awards. The Administrator will determine the prices, expiration dates and other material conditions upon which such awards may be exercised. The Company may make or guarantee loans to award recipients to assist them in exercising awards and satisfying any withholding tax obligations.

     The Prior Plan permitted grants of options, stock appreciation rights and restricted and incentive stock awards. The Prior Plan did not permit grants of phantom stock awards or performance-based awards other than stock awards. Under the Prior Plan, a stock appreciation right could be granted independent of or in connection with an option, but not in tandem with any other award.

     Stock Options: The Plan allows the Administrator to grant either awards of incentive stock options as that term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options; provided, however, that awards of incentive stock options shall be limited to employees of the Company or of any subsidiary of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option exercise price may be paid in cash, by tender of shares of Common Stock, by a combination of cash and shares, or by any other means the Administrator approves. The Prior Plan prohibited options exercisable more than ten years after the date of grant. The Plan does not contain this prohibition.

     Stock Appreciation Rights: The Plan allows the Administrator to grant awards of Stock Appreciation Rights ("SAR"). An SAR entitles the holder to receive a payment in cash, in shares of Common Stock, or in a combination of both, having an aggregate value equal to the product of (i) the excess of
(A) the fair market value on the exercise date of one share of Common Stock over
(B) the base price per share specified in the grant agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The Prior Plan prohibited stock appreciation rights exercisable more than ten years after the date of grant. The Plan does not contain this prohibition.

     Stock and Phantom Stock Awards: The Plan allows the Administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units ("phantom stock") to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Common Stock, or in a combination of both.

     Performance Awards: The Plan allows the Administrator to grant performance awards which become payable in cash, in shares of Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the Administrator. Performance goals established by the Administrator may be based on the Company's or an affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an affiliate as a whole, over such performance period as the Administrator may designate.

     Elimination of Independent Director Program: The Plan does not contain the Independent Director Program that was provided in the Prior Plan. The Independent Director Program provided that each director of the Company who was not a Company employee was entitled to a nonqualified stock option granted on the date that person became a non-employee director and, effective December 31, 1995, on each following December 31st. Each option permits the director to purchase 1,500 shares of the Common Stock, except that, with respect to an option granted on December 31st of the director's first year of service, the number of shares subject to the option was adjusted pro rata based on the number of days of service as director. The options under the Independent Director Program vest at a rate of 40% on the first anniversary of the grant date and 30% on each of the next two anniversaries. Each option has an exercise price equal to the fair market value of the grant date. The options terminate on the earlier of the seventh anniversary of the grant date, fifth anniversary after a termination of service by reason of retirement, disability, death or removal without cause, or the 90th day after any other termination of service. Under the Plan, any awards for directors will be granted at the Administrator's discretion.

Awards Under the Plan

     Because participation and the types of awards granted under the Plan are subject to the discretion of the Administrator, the benefits or amounts that will be received by any participant or groups of participants if the Plan is
approved  are  not  currently   determinable.

The following table provides information regarding awards granted under the Plan and the Prior Plan as of December 31, 1998:

                                                                                              Number of shares
                                                                                               of common stock
                                                                                                 outstanding
Holders of Awards                                                      Value ($)1                  Awards
-----------------                                                      -----------            ----------------
Christopher M. Carnavos                                                       -0-                       70,000

Robert W. Stroup                                                              -0-                       12,000
Rolf M. G. Falkenberg                                                         -0-                       40,000
Brian K. Southern                                                            2,500                      30,000
Chin-Our Jerry Jen                                                            -0-                       35,000

Executive Group                                                              2,500                     187,000
Non-Management Director Group                                                 -0-                       29,964
Remaining Employee Group                                                      -0-                      318,242

-------------
1 The value of each award is the product of (i) the excess of (A) the fair market value of a share of Common Stock as December 31, 1998, $2.50 (determined by the last reported sale price per share of Common Stock on such date as quoted on the Nasdaq National Market System), over (B) the exercise price of the award, and (ii) the number of shares (vested and nonvested) subject to the award.

     Messrs. Carnavos, Feldman, Pedersen, Jen, Southern, Moore, Greenberg and Hough received options under the Plan, subject to the stockholders' approval of the Plan. Messrs. Carnavos, Feldman and Pedersen have options to purchase up to 100,000 shares of Common Stock. Messrs. Jen, Southern, Moore, Greenberg and Hough have options to purchase up to 50,000 shares of Common Stock. In the first four years of the option, the option will become vested and exercisable as to 35% of the shares subject thereto if the fair market value per share of the Common Stock is at least $8 for any 15 out of any 30 consecutive trading days, and as to 100% of the shares if fair market value per share of the Common Stock is at least $10 for any 15 out of any 30 consecutive trading days. The option will also become vested and exercisable as to 100% of the shares on the fifth anniversary of the grant date. In order for vesting to occur in each of the circumstances discussed above, the individual must be continuously employed by the Company from the grant date through the vesting date. Upon an individual's termination of employment with the Company, the unvested portion of his option will terminate immediately and the vested portion will terminate 90 days after the termination of employment. The Administrator may modify the options in any manner if the options result or can result in any adverse accounting treatment for the Company, including a compensation expense chargeable against the Company's income statement.

Amendment and Termination

     The Board may terminate, amend or modify the Plan or any portion thereof at any time.

Federal Income Tax Consequences

     The following is a general summary of the current federal income tax treatment of stock options, which would be authorized to be granted under the Plan, based upon the current provisions of the Code and regulations promulgated thereunder.

     Incentive Stock Options: Incentive stock options under the Plan are intended to meet the requirements of Code section 422. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

     If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

     Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

     Disallowance of Deductions: The Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

     The affirmative vote of holders of the majority of shares of Common Stock which are present at the Annual Meeting in person or by proxy and entitled to vote are required to approve the Plan. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have the effect of a negative vote. The Board unanimously recommends that the stockholders vote for approval of the Plan.


              PROPOSAL 3: INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers L.L.P. as independent auditors of the Company for the current fiscal year. This internationally known firm has served as the Company's independent auditors since 1994 and has no direct or indirect financial interest in the Company. Although not legally required to do so, the Board is submitting the selection of PricewaterhouseCoopers L.L.P. for ratification by the stockholders at the Annual Meeting.

     A representative of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from stockholders.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own 10% of the Company's Common Stock (the "Reporting Persons"), to file reports regarding their Company Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that during 1998, the Reporting Persons complied with all Sections 16(a) reporting requirements applicable to them except that one (1) report was inadvertently filed late on behalf of Mr. Southern.


                                 OTHER BUSINESS

     The Company does not presently know of any matters that will be presented for action at the Annual Meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.


                                 ANNUAL REPORTS

     The Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 1998 is enclosed (without exhibits) with this proxy statement; also enclosed is the Company's 1998 Annual Report to Stockholders. The Company shall furnish copies of exhibits for a reasonable fee (covering the expense of furnishing copies) upon written request to the attention of the Corporate Secretary, GSE Systems, Inc., 9189 Red Branch Road, Columbia, Maryland 21045.

                             STOCKHOLDER PROPOSALS

     In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the Annual Meeting of Stockholders in 2000 must do so no later than December 31, 1999.

     In addition, in accordance with the Company's Bylaws, in order for a stockholder proposal to be properly brought before the 2000 Annual Meeting, a stockholder submitting a proposal must file a written notice with the Corporate Secretary which conforms to the requirements of the Bylaws. If the Board or a designated committee or the officer who will preside at the stockholders meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. Such notice of a stockholder proposal must be delivered not less than 60 days nor more than 90 days prior to the date of the Annual Meeting to be held in 2000.

                                              By Order of the Board of Directors


                                              Benjamin Rosenbaum III
                                              Corporate Secretary


Columbia, Maryland
April 30, 1999

                                    EXHIBIT A


                                GSE SYSTEMS, INC.
                          1995 LONG-TERM INCENTIVE PLAN
                (As Amended and Restated Effective April 5, 1999)

1.   Restatement, Purpose and Types of Awards

     GSE Systems, Inc., a Delaware corporation (the "Corporation"), maintained the GSE Systems, Inc. 1995 Long-Term Incentive Plan (As Amended through November 20, 1998) (the "Prior Plan"). The Prior Plan has been amended and restated, as set forth herein, effective April 5, 1999, subject to the approval of the shareholders of the Corporation within twelve months of such effective date (the "Plan"). Notwithstanding anything herein to the contrary, nothing in this Plan shall adversely affect the rights or obligations, under any Award granted under the Prior Plan, of any grantee or holder of the Award without such person's approval.

     The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation; and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

     The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.   Definitions

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

     (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

     (c) "Board" shall mean the Board of Directors of the Corporation.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (e) "Common Stock" shall mean shares of common stock of the Corporation, $.01 par value.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (g) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange , or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the American Stock Exchange or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, any business day.

     (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

     (i) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

     (j) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3.    Administration

     (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

     (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

     The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Corporation; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

     The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and by-laws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

     (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.   Shares Available for the Plan; Maximum Awards

     Subject to adjustments as provided in Section 7(d), the shares of Common Stock that may be issued with respect to Awards granted under the Plan (including, for purposes of this Section 4, the Prior Plan) shall not exceed an aggregate of 1,175,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

     Subject to adjustments as provided in Section 7(d), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to 400,000. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.   Participation

     Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6.   Awards

     The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

     (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

     (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

     (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

     (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

7.       Miscellaneous

     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

     (b) Loans. The Corporation or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

     (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

     (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

     Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

     The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

     (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

     (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice.

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles.

     (j) Effective Date; Termination Date. The Plan is effective as of April 5, 1999, the date on which the Plan, as an amendment and restatement of the Prior Plan, was approved by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on June 30, 2005. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.


Date Approved by the Stockholders:  May 27, 1999.

                                GSE SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on May 27, 1999

     The  undersigned  hereby  constitutes  and  appoints  Jeffery  G. Hough and
Benjamin   Rosenbaum   III,  as  attorneys   and  proxies  with  full  power  of
substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at the Baltimore Inner Harbor Hotel, 110 S. Eutaw Street, Baltimore, Maryland 21201 at 10:30 A.M. Eastern Time, on May 27, 1999 and at any and all adjournments or postponements thereof, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy Statement:

1. To elect two persons to serve as Class I directors on the Company's Board of Directors, each for a term of three years or until his successor has been elected and qualified, and to elect one other person to serve as a Class II director for the remainder of his term or until his successor has been elected and qualified. The following three persons have been nominated to serve as directors: Christopher M. Carnavos (Class I), Sheldon L. Glashow (Class I) and Scott N. Greenberg (Class II).

|_| FOR all nominees listed above                |_| WITHHOLD AUTHORITY to vote
                                                   for all nominees listed above

--------------------------------------------------------------------------------
(INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided above.)

2.   To amend the Company's 1995 Long-Term Incentive Plan.
|_| FOR                         |_| AGAINST                          |_| ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year.
|_| FOR                         |_| AGAINST                          |_| ABSTAIN

                          (Please sign on reverse side)

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2, AND FOR ITEM 3. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the director nominees listed in Item 1 and FOR Item 2, and FOR Item 3. Please indicate by check mark if you plan to attend the Annual Meeting of Stockholders.


                             DATED:                                      , 1999



                                   (Signature)



                                   (Signature)



NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope.)